CNL STRATEGIC CAPITAL 8-K

Exhibit 10.4

GUARANTY AGREEMENT

FOR VALUE RECEIVED, and in consideration of credit given or to be given, advances made or to be made, or other financial accommodation from time to time afforded or to be afforded to CNL STRATEGIC CAPITAL B, INC., a Delaware corporation (hereinafter called the “Borrower”), by FIRST HORIZON BANK, a Tennessee banking corporation, and having a place of business in 315 E. Robinson St., Suite 350, Orlando, FL 32801 (hereinafter called the “Bank”), the undersigned CNL STRATEGIC CAPITAL, LLC, a Delaware limited liability company (hereinafter called the “Guarantor”) hereby jointly and severally, for itself, it’s heirs, executors, administrators and successors absolutely and unconditionally guarantee(s) the full and prompt payment to the Bank, at maturity (whether by acceleration or otherwise) and at all times thereafter, of

(A) any and all indebtedness, obligations and liabilities of every kind and nature, however created, arising or evidenced, of the Borrower to the Bank, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise, together with all expenses, legal and/or otherwise (including court costs and attorney’s fees) incurred by the Bank in collecting or endeavoring to collect such indebtedness or any part thereof, in protecting any collateral, and in enforcing this Agreement. The right of recovery, against the Guarantor (or each of them, if more than one) is limited to Fifty Million and NO/100 Dollars ($50,000,000.00) plus interest on all loans and/or advances hereunder and all expenses hereinbefore mentioned, and

(B) each and all of the following:

(1)	the indebtedness (and interest thereon) evidenced by that certain Revolving Credit Note (the “Note”), dated as of even date herewith, in the principal sum of Fifty Million and NO/100 Dollars ($50,000,000.00), bearing interest from date at the rate specified in said Note, said Note being payable to the order of the Bank, at the offices of the Bank at 315 E. Robinson St., Suite 350, Orlando, FL 32801, or at such other place as the holder may designate in writing, being executed by the Borrower, and being given for value received, said Note being incorporated herein by reference as fully and particularly as if set out verbatim herein; and

(2)	all obligations of Borrower pursuant to any and all renewals, modifications, or extensions, in whole or in part, of the Note; and

(3)	all obligations of the Borrower under and pursuant to any deed of trust, mortgage, security agreement, assignment of rents and leases, or other security document (collectively herein called “Security Documents”) which now or hereafter secures the payment of the indebtedness evidenced by the Note; and

(4)	all obligations of Borrower pursuant to any and all renewals, modifications, or extensions, in whole or in part, of any of the Security Documents; and

(5)	all obligations of Borrower pursuant to that certain Revolving Loan Agreement dated as of even date herewith, by and between the Borrower and the Bank, including, if applicable, the obligation of Borrower to complete the construction of the Improvements described therein, and all renewals, amendments, modifications, or restatements (the “Loan Agreement”); and

(6)	all other Obligations of the Borrower under the Loan Documents, as defined in the Loan Agreement;

TOGETHER WITH (C) all expenses, legal and/or otherwise (including court costs and reasonable attorney’s fees) incurred by the Bank in collecting or endeavoring to collect the Indebtedness, or any part thereof, in protecting any collateral, and in enforcing this Agreement (the foregoing (A), (B), and (C) all of which is hereinafter collectively referred to as the “Indebtedness”).

THIS AGREEMENT SHALL BE A CONTINUING, ABSOLUTE AND UNCONDITIONAL GUARANTY, and shall remain in full force and effect until the Indebtedness (and interest thereon and expenses in connection therewith), and all renewals, modifications, or extensions thereof, in whole or in part, shall have been fully paid and satisfied. The death or dissolution of the Guarantor (or any of them, if more than one) shall not terminate this Agreement.

The Guarantor acknowledges that this Agreement is necessary to induce the Bank to make and/or maintain the Indebtedness and Guarantor will receive direct and material benefit from the Bank’s extension of credit to Borrower and providing other financial accommodations to the Borrower.

The Bank is hereby expressly authorized to make from time to time, without notice to anyone: any renewals, modifications or extensions, whether such renewals, modifications or extensions be in whole or in part and without limit as to the number of such extensions or of the renewal periods thereof, and without notice to or further assent from the undersigned, sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the collateral pledged to secure the Indebtedness or any part of said Indebtedness, either express or implied, or of any contracts or instruments evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or other guaranties upon any of said Indebtedness; and the liability of the Guarantor (or any of them, if more than one) shall not be in any manner affected, diminished or impaired thereby, or by any lack of diligence, failure, neglect or omission on the part of the Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said Indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation or setoff of any moneys, accounts, credits, or property of said Borrower, possessed by the Bank, towards the liquidation of said Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said Indebtedness, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, or any one or more of the Guarantors, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against, any collateral, security, property, liens or other rights whatsoever. It is expressly agreed that the Bank may at any time make demand for payment on, or bring suit against the Guarantor (or any of them, if more than one), or any other guarantors, may compound with the Guarantor or any other guarantor for such sums or on such terms as Bank may see fit and release the Guarantor (or any of them, if more than one) or any other guarantor from all further liability to the Bank, without thereby impairing the rights of the Bank in any respect to demand, sue for and collect the balance of the Indebtedness from any guarantor not so released; and that any claims against Borrower, against any other guarantor, or against any collateral, accruing to the Guarantor (or any of them, if more than one) by reason of payments made hereunder shall be in all respects junior and subordinate to any obligation then or subsequently owed by the Borrower or by such other guarantor to the Bank. No set-off, claim, reduction, or diminution of any obligation or defense of any kind or nature, which Guarantor or any Borrower has or may have against Bank, shall be available hereunder to Guarantor against Bank.

In addition, the liability of the Guarantor (or each of them, if more than one) under this Agreement shall be continuing, absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any lack of validity or enforceability of the Indebtedness; (b) any failure or omission of Bank to realize upon or protect any of the collateral securing the Indebtedness, to exercise or enforce any lien upon the collateral securing the Indebtedness, or to exercise any right of set-off; (c) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors, or similar proceeding commenced by or against either Borrower or Guarantor; (d) any failure to perfect or continue perfection of, or any release or waiver of, any rights given to Bank with respect to any property as security for the performance of the Indebtedness by Borrower, or Guarantor’s obligations hereunder; (e) dissolution (voluntarily or involuntarily) of Guarantor; (f) any defense that may arise by reason of the failure of Bank to file or enforce a claim against any Borrower or Guarantor in any bankruptcy or other proceeding; (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property of Borrower or Guarantor, the marshalling of assets and liabilities, or other similar proceeding affecting Borrower, Guarantor, or any of their respective assets; (h) any limitation of liability of either Borrower or Guarantor contained in any loan documents executed in connection with the Indebtedness (the “Loan Documents”); (i) the genuineness, validity, or enforceability of the Loan Documents; (j) the release of Borrower or Guarantor from the performance or observance of any of the agreements, covenants, terms, or conditions contained in the Loan Documents by operation of law, except upon full payment of the Indebtedness; or (k) any other circumstances which might otherwise constitute a legal or equitable discharge of, or defense available to, a guarantor or surety.

Guarantor further waives (a) any right to notice of advances made to Borrower from time to time under the provisions of the Loan Documents; (b) any law, statute, obligation or requirement which purports to require Bank to pursue any collateral securing the Indebtedness prior to proceeding under this Agreement; (c) any right of Guarantor to require that an action be brought against Borrower under any applicable state law, as the same may be amended from time to time; (d) any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further or increased obligation or liability by Borrower to Bank, any renewal, amendment, extension or modification of any of the Indebtedness, the demand for payment or the payment of all or any of the Indebtedness or other liabilities of Borrower or Guarantor to Bank (whether now existing or hereafter arising) or the presentment of any instrument for payment at any time in connection with any obligation or liability of Borrower or Guarantor or the protest or nonpayment thereof; and (e) any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to the Indebtedness. Without limiting the generality of the foregoing, the Guarantor will not assert, plead, or enforce against the Bank any defense of waiver, release, statute of limitations, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of the indebtedness or any setoff available against the Bank to Borrower or any such person. The Guarantor expressly agrees that it will be remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision, and any failure to confirm judicially any deficiency. Guarantor hereby further waives, surrenders, and agrees not to claim or enforce (i) any right to be subrogated in whole or in part of any right or claim of Bank against Borrower or Guarantor arising under the Loan Documents or any other collateral given to Bank as security for the payment or performance of the Indebtedness, except as expressly permitted in this Agreement; and (ii) any right to require the marshalling of any assets of Borrower or Guarantor, which right of subrogation or marshalling might otherwise arise from any partial payment of the Indebtedness by Guarantor.

As security for the undertakings and obligations of the Guarantor hereunder, the Guarantor (or each of them, if more than one) expressly grants and gives to the Bank a right of immediate setoff, without demand or notice upon default, of the balance of all deposit or other accounts of Guarantor, including without limitation (Pledged Deposit Account #XYZ held at Bank), now or at any time hereafter existing, of the Guarantor (or each of them, if more than one) with the Bank, and a general lien upon, and security interest in all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits and/or choses in action, or any interest therein, and any other property, rights, and interests of the Guarantor (or each of them, if more than one) or any evidence thereof, which have or any time shall come into the possession, custody, or control of the Bank, and, in the event of default hereunder, the Bank may sell or cause to be sold at public or private sale in any manner which may be lawful, for cash or credit and upon such terms as the Bank may see fit, and (except as may be otherwise expressly provided by the Uniform Commercial Code, or other applicable law) without demand or notice to the Guarantor (or each of them, if more than one), all or any of such security, and the Bank (unless prohibited by the Uniform Commercial Code from so doing) or any other person may purchase such property, rights or interests so sold and thereafter hold the same free of any claim or right of whatsoever kind, including any right or equity or redemption, of the Guarantor (or each of them, if more than one), such demand, notice, right or equity of redemption being hereby expressly waived and released.

In the event of the death, incompetency, dissolution, liquidation, insolvency (however evidenced) of the Borrower, or institution of bankruptcy or receivership proceedings by the Borrower, or in the event that any involuntary bankruptcy or receivership proceedings filed against the Borrower shall not be dismissed within thirty (30) days following the institution of such proceedings, then and in any such event all of the Indebtedness shall, for the purposes of this Agreement, and at the option of the Bank, immediately become due and payable from the Guarantor; and, in such event, any and all sums or payments of any nature which may be or become due and payable by the Borrower to the undersigned are hereby assigned to the Bank, and shall be collectible by the Bank, without necessity for other authority than this instrument, until the Indebtedness shall be fully paid and discharged, but such collection by the Bank shall not in any respect affect, impair or diminish any other rights of the Bank hereunder.

The granting of credit from time to time by the Bank to the Borrower, in excess of the amount to which right of recovery under this Agreement is limited and without notice to the Guarantor (or any of them, if more than one), is hereby expressly authorized and shall in no way affect or impair this Agreement; and, in the event that the Indebtedness of the Borrower to the Bank shall so exceed the amount to which this Agreement is limited, any payment by the Borrower or any collections or recovery by the Bank from any sources other than this Agreement may first be applied by the Bank to any portion of the Indebtedness which exceeds the limits of this Agreement.

The Guarantor (or each of them, if more than one) will not exercise any rights that Guarantor (or any of them, if more than one) may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all of the Indebtedness shall have been paid in full. If any amount shall be paid to the Guarantor (or any of them, if more than one) on account of such subrogation rights at any time when all the Indebtedness shall not have been paid in full, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied upon the Indebtedness.

Notwithstanding any provision of the preceding paragraph to the contrary, if at any time the Guarantor (or any of them, if more than one) is or becomes an “insider” (as defined from time to time in Section 101 of the Federal Bankruptcy Code) with respect to the Borrower, the Guarantor (or each of them, if more than one) waives any and all rights of subrogation against the Borrower with respect to this Agreement, whether such rights arise under an express or implied contract or by operation of law, it being the intention of the parties that, if any Guarantor is an “insider” with respect to the Borrower, the Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code) of the Borrower, by reason of the existence of this Agreement in the event that the Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code.

Subject to applicable law, in the event Bank is required at any time to refund or repay to any person for any reason any sums collected by it on account of the obligations subject to this Agreement, including but not limited to sums repaid to a trustee in Bankruptcy as a result of an avoided preferential transfer or fraudulent conveyance, Guarantor agrees that all such sums shall be subject to the terms of this Agreement and that Bank shall be entitled to recover such sums from Guarantor notwithstanding the fact that this Agreement previously may have been returned to Guarantor or that Guarantor previously may have been discharged from further liability under this Agreement.

Notwithstanding any other provision of this Agreement to the contrary, if the obligations of the Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of the Guarantor’s (or each of them, if more than one) liability under this Agreement, then notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Guarantor (or each of them, if more than one) or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

The Bank may without any notice whatsoever to anyone, sell, assign, participate, or transfer all or any part of said Indebtedness; and in that event each and every immediate and successive assignee, transferee or holder of all or any part of said Indebtedness shall have the right to enforce this Agreement, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but the Bank shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce this Agreement for the benefit of the Bank, as to so much of said Indebtedness that has not been sold, assigned or transferred.

No act of commission or omission of any kind, or at any time, on the part of the Bank in respect of any matter whatsoever shall in any way affect or impair this Agreement. This Agreement is in addition to and not in substitution for or discharge of any other guaranty held by the Bank. The Guarantor (or each of them, if more than one) waives any rights of action Guarantor (or any of them, if more than one) might have against the Bank because of the exercise by the Bank in any manner howsoever of any rights granted to the Bank herein.

Guarantor shall provide to Bank, updated annual financial statements, as provided in the Loan Documents, and as otherwise requested from time to time by the Bank, and such other financial information regarding Guarantor and Guarantor’s affiliated entities and interests as Bank may reasonably request from time to time. All of the foregoing shall be in a form consistent with the information previously provided to Bank in connection with the Indebtedness, and shall otherwise be in form and substance reasonably acceptable to Bank.

Guarantor shall execute a Pledge and Security Agreement with Lender and Borrower in favor of Lender with respect to (Pledged Deposit Account #XYZ held at Bank) to be held at the Bank, to secure the obligations under this Guaranty. This account will be used to control Subscription Agreement Funds (as defined in the Loan Agreement) and disbursed or swept accordingly. In the event there are no draws with an outstanding principal balance or accrued interest due on the facility and the Borrower and Guarantor are in good standing with respect to the Loan Agreement, Borrower may disburse funds to an account other than the pledged account at the bank.

Any notice, demand, or request by Bank to Guarantor or by Guarantor to Bank shall be in writing and shall be given in accordance with the Loan Agreement. All notices and other communications provided for hereunder (except for routine informational communications) shall be in writing and shall be mailed, certified mail, return receipt requested, sent by recognized national overnight courier service, or delivered, if to the Guarantor, to it at the address reflected at 450 S. Orange Ave. Orlando, FL 32802 and if to Bank, to it at 315 E. Robinson Street, Suite 350 32801, Attention: Abhi Vyas, SVP and Sr. Commercial Relationship Manager or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this paragraph. All such notices and other communications shall be effective (i) if mailed, when received or three (3) business days after mailing, whichever is earlier; or (ii) if sent by overnight courier service, on the first (1st) business day after sending, or (iii) if delivered, upon delivery.

If Bank employs counsel to enforce this Agreement by suit or otherwise, Guarantor will reimburse Bank, upon demand, for all reasonable expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees), whether or not suit is actually instituted.

Guarantor irrevocably: (a) agrees that Bank or any other holder or holders of the Indebtedness may bring suit, action, or other legal proceedings arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Florida, sitting in Orange County, Florida, or the courts of the United States for the Middle District of Florida, sitting in Orange County, Florida, but shall not be restricted to such courts; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; and (c) waives any objection which Guarantor may have to the laying of the venue of any such suit, action, or proceeding in any of such courts.

This Agreement contains the entire agreement between the parties and every part thereof shall be binding upon the Guarantor (or each of them, if more than one), Guarantor’s successors and assigns, as fully as though everywhere specifically mentioned, and shall inure to the benefit of the Bank, and its successors and assigns, and shall be construed according to the laws of the State of Florida, in which state it is accepted by the Bank.

If any provision hereof is invalid or unenforceable, the remaining provisions hereof shall not be affected by such invalidity or unenforceability. Each term and provision contained herein shall, however, be valid and enforceable to the fullest extent permitted by applicable law. Each and every right, remedy, and power hereby granted to Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Bank at any time and from time to time. In the event that the Indebtedness exceeds in any respect any amount by which this Agreement may be limited, any payments by Borrower, or any collections or recovery by Bank from any sources other than this Agreement, may be applied first by Bank to any portion of the Indebtedness which exceeds the limits of this Agreement.

The Guarantor (or each of them, if more than one) acknowledges that this Agreement is and shall be effective against such Guarantor upon execution by such Guarantor (regardless of whether any other person named herein as Guarantor shall sign), and delivery hereof to the Bank, or its agent; and that it shall not be necessary for the Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof. Capitalized terms not defined herein have the meanings ascribed to such terms in the Loan Agreement.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS EXECUTED BY BORROWER IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN BORROWER OR GUARANTOR AND BANK, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. GUARANTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO EXTEND CREDIT TO BORROWER. GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION AND THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed by its duly authorized officers on this the 24th day of August, 2022.

CNL STRATEGIC CAPITAL, LLC,
ATTEST		a Delaware limited liability company

By:	/s/ Dale Burket	By:	/s/ Tammy Tipton
Title:	Attorney	Name: Tammy Tipton
Title: Authorized Signatory

By:	/s/ Tracey Bracco
Title:	Secretary

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